Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of IHS Markit Ltd., a Bermuda company (the “Company”), hereby constitutes and appoints Lance Uggla, Jonathan Gear, Michael Easton, Sari Granat, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended November 30, 2020, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, and any and all amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed below as of the 15th day of January, 2021, by the following persons in the capacities indicated.

Signature	Title
/s/ The Lord Browne of Madingley
The Lord Browne of Madingley	Director
/s/ Dinyar S. Devitre
Dinyar S. Devitre	Director
/s/ Ruann F. Ernst
Ruann F. Ernst	Director
/s/ Jacques Esculier
Jacques Esculier	Director
/s/ Gay Huey Evans
Gay Huey Evans	Director
/s/ William E. Ford
William E. Ford	Director
/s/ Nicoletta Giadrossi
Nicoletta Giadrossi	Director
/s/ Robert P. Kelly
Robert P. Kelly	Director
/s/ Deborah Doyle McWhinney
Deborah Doyle McWhinney	Director
/s/ Jean-Paul L. Montupet
Jean-Paul L. Montupet	Director
/s/ Deborah K. Orida
Deborah K. Orida	Director
/s/ James A Rosenthal
James A Rosenthal	Director